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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549
                             -------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 17, 1999
                                                  -----------------
                           Long Distance International, Inc.
                           ---------------------------------
                 (Exact name of registrant, as specified in charter)

Florida                           333-56989                  65-0423006
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(State of                        (Commission                 (IRS Employer
Incorporation)                    File No.)               Identification No.)

4150 SW 28th Way
Fort Lauderdale FL                                              33312
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(Address of principal                                         (Zip Code)
executive offices)

Registrant's telephone number, including area code (954) 327-7500
                                                   ---------------

                                 Not applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)





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Item 5.  Other Events.

     Pursuant to an Asset Purchase Agreement dated December 17, 1999, between registrant and World Access, Inc. ("WAXS"), registrant agreed to sell substantially all registrant's assets to WAXS in exchange for WAXS Convertible Preferred Stock, Series D, with an aggregate liquidation preference of $185,000,000 ("WAXS Preferred") and assumption of certain of registrant's liabilities. At the closing of the transaction, 81% of the WAXS Preferred will be issued to holders ("Note Holders") of registrant's 12 1/4 Senior Notes due 2008, in satisfaction of registrant's obligations thereunder; 6% of the WAXS Preferred will be issued to NETnet International S.A. ("SA"), in satisfaction of all of registrant's obligations under an Acquisition Agreement dated October 9, 1998, pursuant to which registrant bought the outstanding stock of NETnet International AB from SA; 3% of the WAXS Preferred will be issued to registrant; and 10% of the WAXS Preferred will be deposited into escrow to secure registrant's indemnifcation obligations under the Asset Purchase Agreement. Any escrowed WAXS Preferred not so applied will be allocated 70% to the Note Holders, 20% to SA, and 10% to registrant. Closing is subject to United States and European antitrust clearances, approval of SA's stockholders, and other customary conditions.



Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

         (c)  Exhibits.

              Asset Purchase Agreement dated December 17, 1999, between registrant and World Access, Inc.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized.


                                     LONG DISTANCE INTERNATIONAL, INC.




Date: December 22, 1999                By: /s/ Elizabeth Tuttle
                                         -------------------------
                                         Chief Financial Officer






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                                  EXHIBIT INDEX

Exhibit No.        Exhibit
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10.1               Asset Purchase Agreement dated December 17, 1999, between
                   registrant and World Access, Inc.